INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement
No. 33-26008 of Sotheby's Holdings, Inc. on Form S-8 of our reports dated February 28, 1996, appearing in and incorporated by reference in, the Annual Report on Form 10-K of Sotheby's Holdings, Inc. for the year ended December 31, 1995.



/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP
New York, New York
March 29, 1996